EXHIBIT 99.2





                          Combined Financial Statements


                     Resort Condominiums International, Inc.

               Year ended December 31, 1995 and nine months ended
                         September 30, 1996 (unaudited)
                              and 1995 (unaudited)
                       with Report of Independent Auditors

                     Resort Condominiums International, Inc.


                          Combined Financial Statements

                          Year ended December 31, 1995
    and nine months ended September 30, 1996 (unaudited) and 1995 (unaudited)



                                    Contents


Report of Independent Auditors.................................................1

Combined Financial Statements

Combined Balance Sheets........................................................2
Combined Statements of Shareholder's Equity....................................4
Combined Statements of Income..................................................5
Combined Statements of Cash Flows..............................................6
Notes to Combined Financial Statements.........................................9

1


                         Report of Independent Auditors


The Shareholder
Resort Condominiums International, Inc.

     We have audited the accompanying combined balance sheet of Resort Condominiums International, Inc., its subsidiaries and affiliates as of December 31, 1995, and the related combined statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Resort Condominiums International, Inc., its subsidiaries and affiliates at December 31, 1995, and the combined results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.


Ernst & Young LLP
Indianapolis, Indiana
February 23, 1996,
except for Notes 9-11, as to which the date is February 7, 1997

                     Resort Condominiums International, Inc.

                             Combined Balance Sheets
                                 (in Thousands)



                                                                             September 30 1996               December 31 1995
                                                                             -----------------               ----------------
                                                                                 (Unaudited)

Assets
Current assets:
   Cash and cash equivalents .................................................   $ 89,070                        $ 65,062
   Available-for-sale securities ................................................ 184,599                         185,424
   Accounts receivable, net of allowance for
     uncollectible accounts of $1,495 and $971.....................................33,107                          30,322
   Deferred and prepaid expenses ..................................................22,836                          18,845
                                                                                 --------                        --------
Total current assets ............................................................ 329,612                         299,653

Property and equipment:
    Land, buildings, and improvements .............................................40,430                          39,028
    Computer and phone equipment ..................................................94,918                          72,437
    Furniture and other equipment .................................................21,030                          19,371
    Transportation equipment ...................................................... 2,018                           1,714
    Film/video masters and photo library .............................................839                           1,466
                                                                                 --------                        --------
                                                                                  159,235                         134,016
   Accumulated depreciation ...................................................... 71,450                          60,178
                                                                                 --------                        --------
                                                                                   87,785                          73,838

Other assets:
   Held-to-maturity securities ....................................................31,630                          31,784
   Other, net ....................................................................  9,306                          10,372
                                                                                 --------                        --------
                                                                                   40,936                          42,156
                                                                                 --------                        --------

                                                                                 $458,333                        $415,647
                                                                                 ========                        ========



                                                                             September 30 1996               December 31 1995
                                                                             -----------------               ----------------
                                                                                 (Unaudited)

Liabilities and shareholder's equity
Current liabilities:
   Accounts payable ...........................................                  $ 43,104                        $ 34,164
   Accrued expenses ...........................................                    30,363                          26,406
   Notes payable ..............................................                     1,895                           3,665
   Current portion:
      Unearned income .........................................                   119,218                         113,473
      Capital leases ..........................................                       966                           1,051
                                                                                 --------                        --------
Total current liabilities .....................................                   195,546                         178,759


Unearned income, less current portion .........................                   185,703                         164,221
Capital leases, less current portion ..........................                     3,536                           4,236
Other .........................................................                     1,711                             463

Shareholder's equity:
   Common stock and additional paid-in capital ................                     6,392                           6,372
   Retained earnings ..........................................                    34,864                          34,454
   Foreign currency translation adjustment ....................                     9,797                          10,751
   Unrealized gain on available-for-sale securities, net of tax                    20,784                          16,391
                                                                                 --------                        --------
                                                                                   71,837                          67,968
                                                                                 --------                        --------
                                                                                 $458,333                        $415,647
                                                                                 ========                        ========

See accompanying notes.

                   Combined Statements of Shareholder's Equity

                      Year ended December 31, 1995 and Nine
                   Months Ended September 30, 1996 (unaudited)
                                 (in Thousands)


                                   Common Stock                       Unrealized Gain           Foreign Currency
                                   and Additional       Retained      (Loss) on Available       Translation
                                   Paid-In Capital      Earnings      -For-Sale Securities      Adjustment
                                   ---------------      --------      -------------------       ----------------

Balance at January 1, 1995 .....    $  5,214            $ 28,547       $   (366)                $  5,557
Increase in investment .........       1,158
Net income .....................                          51,891
Dividends paid .................                         (46,164)
Other ..........................                             180
Change in foreign currency
   translation .................                                                                   5,194
Change in unrealized gain on
   available-for-sale securities                                         16,757
                                    --------            --------       ---------                --------

Balance at December 31, 1995 ...       6,372              34,454         16,391                   10,751
Increase in investment .........          20
Net income .....................                          47,025
Dividends paid .................                         (46,615)
Change in foreign currency
   translation .................                                                                    (954)
Change in unrealized gain on
   available-for-sale securities                                          4,393
                                    --------             -------        --------                 --------

Balance at September 30, 1996
   (unaudited) .................    $  6,392            $ 34,864       $ 20,784                 $  9,797
                                    ========            ========        ========                ========

   See accompanying notes.

                     Resort Condominiums International, Inc.

                          Combined Statements of Income
                                 (in Thousands)


                                              Nine months ended September 30,            Year ended
                                                1996                1995             December 31, 1995
                                             ---------------------------------------------------------
                                                        (Unaudited)

Revenue:
   Subscriptions .....................      $  75,995              $  67,885               $  91,243
   Exchanges .........................        125,292                109,246                 142,172
   Travel and related ................         26,058                 23,523                  32,724
   Other .............................          9,160                  8,588                  11,993
                                            ---------              ---------               ---------
                                              236,505                209,242                 278,132
Operating expenses:
   Marketing and reservation .........        107,290                 92,004                 130,366
   Selling, general and administrative         75,524                 62,530                  91,757
   Depreciation and amortization .....         13,352                 12,698                  14,193
                                            ---------              ---------               ---------
                                              196,166                167,232                 236,316
                                            ---------              ---------               ---------
Income from operations ...............         40,339                 42,010                  41,816

Other income(expense):
   Net investment income .............         14,841                 13,385                  17,051
   Other non-operating (expense) .....         (5,785)                (6,972)                 (2,512)
                                            ---------              ---------               ---------
                                                9,056                  6,413                  14,539
                                            ---------              ---------               ---------
Income before income taxes ...........         49,395                 48,423                  56,355

Income taxes .........................          2,370                  1,940                   4,464
                                            ---------              ---------               ---------
Net income ...........................      $  47,025              $  46,483               $  51,891
                                            =========              =========               =========




   See accompanying notes.

                     Resort Condominiums International, Inc.

                        Combined Statement of Cash Flows
                                 (in Thousands)

                          Year ended December 31, 1995

Operating activities
Net income .............................................        $ 51,891
Adjustments to reconcile net income to net cash provided
  by operating activities:
      Depreciation and amortization ....................          14,193
      Net realized (gain) on sale of available-for-sale           (4,405)
         securities
      Provision for loss on held-to-maturity securities            1,250
      (Gain) on donated securities .....................            (155)
      Provision for bad debts...........................             951
      Loss on disposal of property and equipment .......           1,113
      Market value of donated securities ...............           1,000
      Changes in operating assets and liabilities:
         Accounts receivable ...........................         (15,592)
         Deferred and prepaid expenses .................          (1,882)
         Accounts payable ..............................          18,996
         Accrued expenses ..............................          10,872
         Unearned income ...............................          20,500
                                                                --------
Net cash provided by operating activities ..............        $ 98,732

Investing activities
Purchases of available-for-sale securities .................   $(266,501)
Proceeds from sale of available-for-sale securities ........     241,310
Purchases of held-to-maturity securities ...................     (13,182)
Maturity of held-to-maturity securities ....................       4,495
Purchases of property and equipment ........................     (31,722)
Proceeds from sale of property and equipment ...............       1,736
Other ......................................................        (950)
                                                               ---------
Net cash used by investing activities ......................     (64,814)

Financing activities
Payments of capital lease obligations ......................      (1,067)
Dividends paid .............................................     (46,164)
Additional paid-in capital .................................       1,085
Long-term liabilities and other ............................      (1,184)
                                                               ---------
Net cash used by financing activities ......................     (47,330)

Effect of exchange rate changes on cash and cash equivalents       1,257
                                                               ---------
Net decrease in cash and cash  equivalents .................     (12,155)
Cash and cash equivalents at beginning of year .............      77,217
                                                               =========
Cash and cash equivalents at end of year ...................   $  65,062
                                                               =========

See accompanying notes.

                     Resort Condominiums International, Inc.

                        Combined Statements of Cash Flows
                                 (in Thousands)


                                                            Nine months ended
                                                               September 30,
                                                            1996          1995
                                                           ---------------------
                                                                (Unaudited)

Net cash provided by operating activities ............   $  82,803    $  71,588

Investing activities
Purchases of available-for-sale securities ...........    (196,696)    (196,008)
Proceeds from sale of available-for-sale securities ..     206,823      176,043
Purchases of held-to-maturity securities .............      (6,301)     (11,030)
Maturity of held-to-maturity securities ..............       6,111        3,577
Purchases of property and equipment ..................     (22,839)     (20,828)
Proceeds from sale of property and equipment .........                    1,300
Decrease in notes receivable and other ...............          16          475
                                                          --------    ---------
Net cash used by investing activities ................     (12,886)     (46,471)

Financing activities
Payments of capital lease obligations ................        (800)        (800)
Dividends paid .......................................     (46,615)     (46,019)
Additional paid-in capital ...........................          20          579
Increase (decrease) in long-term liabilities and other         546         (778)
                                                           -------    ---------
Net cash used by financing activities ................     (46,849)     (47,018)


Effect of exchange rate changes on cash and cash
   equivalents .......................................         940          943
                                                         ---------    ---------

Net increase (decrease) in cash and cash equivalents .      24,008      (20,958)
Cash and cash equivalents at beginning of year .......      65,062       77,217
                                                         ---------    ---------
Cash and cash equivalents at end of period ...........   $  89,070    $  56,259
                                                         =========    =========

   See accompanying notes.

                     Resort Condominiums International, Inc.

                     Notes to Combined Financial Statements

                                December 31, 1995
                                 (in Thousands)

1. Significant Accounting Policies

Description of Business

     The Company's business consists primarily of the publication of magazines and other periodicals related to the vacation and timeshare industry, the operation of an exchange program for owners of condominium timeshares or whole units at affiliate resorts and other travel related services.

Principles of Combination

     The combined financial statements include the accounts of Resort Condominiums International, Inc. (RCI), its majority-owned subsidiaries as well as the interests in such subsidiaries that are owned by the sole shareholder of RCI, collectively referred to as the "Company." All significant intercompany accounts and transactions have been eliminated. The Company has significant operations in North America, Europe, Middle East, Latin America, Australia, New Zealand, and the Pacific Rim.

Cash and Cash Equivalents

     All highly liquid investments, with an original maturity of three months or less, are considered to be cash equivalents. The carrying amounts reported in the balance sheet for these instruments approximate their fair value.

Investments

     Securities held are reported in accordance with Statement of Financial Accounting Standards No. 115 (SFAS 115), "Accounting for Certain Investments in Debt and Equity Securities," as discussed below.

                     Resort Condominiums International, Inc.

                                 (in Thousands)


1. Significant Accounting Policies (continued)

Investments (continued)

     Available-for-sale securities are reported at market value with changes in unrealized gains and losses credited or charged to shareholder's equity. Securities classified as held-to-maturity are carried at amortized cost. Held-to-maturity securities at December 31, 1995 consisted primarily of collateralized resort mortgage obligations and other investments that were facilitated through private placement transactions. No quoted market prices exist for these investments. Management of the Company periodically evaluates the realizability of these investments and has determined that book value of these investments approximates market value.

Fair Value of Financial Instruments

Cash and Cash Equivalents

     The carrying amounts reported in the balance sheets for cash and cash equivalents approximate fair value.

Accounts Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

Notes Payable

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for notes payable approximate fair value.

                     Resort Condominiums International, Inc.

                                 (in Thousands)


1. Significant Accounting Policies (continued)

Property and Equipment

     Property and equipment is recorded at cost. Depreciation is provided using both straight-line and accelerated methods. Leasehold improvements are amortized over the respective lease terms, and in some cases, accelerated methods are used. Depreciation expense includes amortization of building and equipment under capital leases.

     Lives of property and equipment are as follows:

                                                       Years
                                                       -----
          Land, buildings and improvements..........   7 - 45
          Computer and phone equipment..............   3 - 5
          Furniture and other equipment.............   5 - 7
          Transportation equipment..................     5
          Film/video masters and photo library......     3

     The Company capitalizes certain development costs for internal-use software systems. Costs capitalized for 1995 were $6,903.

Concentration of Credit Risk

     Financial instruments that potentially subject the Company to credit risk consist principally of interest-bearing investments (classified as cash and cash equivalents, available-for-sale securities, and held-to-maturity securities) and accounts receivable. The Company's interest-bearing investments consist generally of corporate and government bonds. It is the Company's policy to limit the amount of credit risk exposure to any one financial institution or issuer. Accounts receivable consists mainly of receivables from resorts and interest receivable on investments. The Company does not require collateral for its receivables.

Revenue Recognition

     Subscription income is received from subscribers on either an annual basis or for periods covering more than one year. Such subscription income is deferred upon receipt and recorded as income as the contractual services (delivery of publications) are provided to subscribers. Except for the cost of resort directories, publication costs are recognized in the period the related publications are issued. The cost of resort directories is deferred and amortized over the life of each issue which is usually one to two years. The cost of other ancillary services is recognized as the related costs are incurred.

     Exchange fees are recognized as revenue when the exchange request has been confirmed to the subscriber. Related direct costs of exchange services are incurred prior to the recognition of exchange revenue and expensed as incurred.

                     Resort Condominiums International, Inc.

                                 (in Thousands)


1. Significant Accounting Policies (continued)

Revenue Recognition (continued)

     Travel-related income is recognized on the date travel arrangements are confirmed with the third-party providers and accepted by the member. Related direct costs are recognized as incurred in connection with the rendering of travel services.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Newly Issued Accounting Standards

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Company's financial statements.

2. Investments

The following is a summary of available-for-sale securities at December 31, 1995:


                                                 Available-for-Sale Securities
                                     -----------------------------------------------------
                                                    Gross            Gross
                                                  Unrealized       Unrealized      Market
                                        Cost        Gains          (Losses)        Value
                                     -----------------------------------------------------

Government and corporate bonds ....   $ 69,469     $  4,051       $   (768)      $ 72,752
Common stock ......................     54,074       12,641         (1,234)        65,481
Mutual funds ......................     44,315        3,666         (1,010)        46,971
Other, primarily cash equivalents .     16,425            9             --         16,434
                                      --------     --------       --------       --------
Total available-for-sale securities    184,283       20,367         (3,012)       201,638
Less cash equivalents .............     16,209            5             --         16,214
                                      --------     --------       --------       --------
Available-for-sale securities per
     balance sheet ................   $168,074     $ 20,362       $ (3,012)      $185,424
                                      ========     ========       ========       ========

                     Resort Condominiums International, Inc.

                                 (in Thousands)


2. Investments (continued)

     The  gross  realized  gains  and  gross  realized   (losses)  on  sales  of
available-for-sale securities totaled $7,672 and $(3,111), respectively, for 1995.

     The net adjustment to unrealized holding gains on available-for-sale securities included as a separate component of shareholder's equity totaled $16,391 at December 31, 1995.

     The amortized cost and estimated fair value of securities classified as available-for-sale at December 31, 1995 are shown below.

                                                            Estimated
                                                              Fair
Debt securities by contractual maturity:          Cost        Value
                                                --------   --------

   Due in one year or less ..................   $  5,042   $  5,301
   Due after one year through three years ...      9,241      9,276
   Due after three years ....................     55,186     58,175
                                                --------   --------
                                                  69,469     72,752
Equity securities, cash equivalents and other    114,814    128,886
                                                ========   ========
Total available-for-sale securities .........   $184,283   $201,638
                                                ========   ========

     Debt securities with a maturity beyond one year are classified as current because the portfolios' outside manager's intent is to manage liquidity and current working needs.

     Mortgage obligations classified as held-to-maturity securities have maturities ranging from one to seven years based on the underlying contractual obligations. Following is a schedule of future maturities of held-to-maturity securities:

          Year ending December 31
          -----------------------
                    1996                          $ 5,694
                    1997                            4,705
                    1998                            6,325
                    1999                            5,092
                    2000                            5,000
                    2001-2005                       4,968
                                                  -------
                                                  $31,784
                                                  =======

                     Resort Condominiums International, Inc.

                                 (in Thousands)


3. Unearned Income

Following is a summary of unearned income as of December 31, 1995:

Subscription income received in advance ..   $250,407
Unearned exchange fees ...................     25,885
Other ....................................      1,402
                                             --------
                                              277,694
Less amount to be recognized as revenue in
   the following year ....................    113,473
                                             ========
Long-term portion of unearned income .....   $164,221
                                             ========


4. Income Taxes

     The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its domestic taxable income. Instead, the shareholder is liable for individual federal income taxes on the Company's taxable income. Foreign affiliates file tax returns in accordance with the laws of their respective countries.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company's deferred tax assets are comprised principally of unearned income in a foreign tax jurisdiction. At December 31, 1995, deferred tax assets of $3,019 were offset in their entirety by a valuation allowance.

     The provision for income taxes consists principally of foreign taxes with the remainder being state income taxes.

Cash paid for foreign and domestic income taxes in 1995 amounted to $3,563.

5. Lease Arrangements

Operating Leases

     The Company leases computer equipment at its Woodview Trace location in Indianapolis under an agreement classified as an operating lease. Rent expense recorded during 1995 under this lease and subsequent upgrades was $4,991.

     The Company also leases office and warehouse space as well as certain other office and computer equipment under various operating leases. Rental expense under these leases was $6,391 during 1995.

                     Resort Condominiums International, Inc.

                                 (in Thousands)


5. Lease Arrangements (continued)

     Following is a schedule of future minimum rental payments required under operating leases as of December 31, 1995:

      Year ending December 31

      1996           $10,890
      1997            10,165
      1998             8,222
      1999             5,493
      2000             4,411
      Thereafter         194
                     -------
                     $39,375
                     =======



Capital Leases

     Property and equipment includes assets recorded in connection with capital leases with a cost of $13,221 and related accumulated amortization of $9,681 at December 31, 1995. This includes approximately $9,168 for the Woodview Trace building with related accumulated amortization of $5,959 at December 31, 1995. The building is leased from the shareholder for a fifteen-year lease period and is being amortized by the straight-line method.

                     Resort Condominiums International, Inc.

                                 (in Thousands)


5. Lease Arrangements (continued)

     Following is a schedule of future minimum lease payments together with the present value of the remaining minimum lease payments as of December 31, 1995:

                                                  Woodview
                                                    Trace      All Other Leases
       Year ending December 31                    Building
                                                 ------------------------------

       1996                                        $1,189        $  344
       1997                                         1,189           107
       1998                                         1,189            42
       1999                                         1,189            18
       2000                                         1,189            --
       Thereafter ............................        297            --
                                                   ------        ------
Total remaining minimum lease payments              6,242           511
Less amount representing interest .....             1,431            35
                                                   ------        ------
Present value of minimum lease payments             4,811           476
Less current portion ..................               729           322
                                                   ======        ======
Long-term portion .....................            $4,082        $  154
                                                   ======        ======

     The land on which the Woodview Trace building is located is owned by the Company. The land, with an original cost of $1,500, collateralizes outstanding obligations of the shareholder and has been leased to the shareholder for a fifty-year period at an annual minimum rental of $117. This lease has been accounted for as an operating lease.

                     Resort Condominiums International, Inc.

                                 (in Thousands)



6. Advertising Costs

     The Company currently expenses all advertising costs as incurred. Advertising costs were $14,415 for 1995. Point of sale films are capitalized and amortized over the estimated useful life of the asset. Capitalized costs net of amortization were $743 as of December 31, 1995.

7. Employee Benefit Plans

North American Plans

     The North American companies sponsor defined contribution plans that cover substantially all employees with one year of service who elect this benefit. Company contributions are based on a fixed percentage of annual compensation plus a fixed percentage based on voluntary employee contributions or years of service. An additional U.S. company contribution is made based upon a rate determined by the Board of Directors, 50% of which may be deferred or taken as cash. U.S. employee contributions are limited to 10% of annual compensation. Canadian employee contributions are subject to Revenue Canada limitations. In addition, the Company maintains a supplemental defined contribution plan for officers and key employees. Retirement expense related to these plans was $4,029 in 1995.

European Plans

     The Company sponsors defined contribution plans at various European subsidiaries and affiliates. Contributions to these plans are based on a fixed percentage of annual compensation plus a fixed percentage based on voluntary employee contributions. Retirement expense related to these plans was $805 in 1995.

                     Resort Condominiums International, Inc.

                                 (in Thousands)


8. Segment and Geographic Information

     The company operates exclusively in the vacation and timeshare industry. Financial information, summarized by geographic area, is as follows:

                             Year ended December 31
                                     1995
                             ----------------------
Revenue:
North America:
     United States........       $ 147,808
     Other................           7,498
Europe:
     United Kingdom.......          44,306
     Other................          52,200
Latin America:............          20,234
Other ....................           6,086
                                 =========
                                 $ 278,132
                                 =========

Earnings before tax:
North America:
     United States........       $  50,973
     Other................           1,252
Europe:
     United Kingdom.......           3,502
     Other................           1,375
Latin America ............          (1,905)
Other ....................           1,158
                                 =========
                                 $  56,355
                                 =========

Total Identifiable Assets:
North America:
     United States........       $ 260,558
     Other................           2,857
Europe:
     United Kingdom.......          98,026
     Other...............           26,832
Latin America ............          10,134
Other ....................           3,795
                                 =========
                                 $ 402,202
                                 =========

                    Resort Condominiums International, Inc.

                                 (in Thousands)


9. Interim Financial Information (Unaudited)

     The accompanying unaudited combined statements of income and cash flows for the nine months ended September 30, 1996 and 1995 have been prepared by management in accordance with generally accepted accounting principles for interim financial information and with Article 10 of Regulation S-X. The interim financial statements include all adjustments, consisting of any normal recurring adjustments necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1995 audited financial statements appearing herein. The results of the nine months ended September 30, 1996 and 1995 may not be indicative of operating results for the full respective years.

10.  Pro Forma Income Tax Information (Unaudited)

     In connection with the change in ownership (See Note 11), the Subschapter S election will be terminated. As a result, the Company will be subject to corporate income taxe subsequent to the termination of the S corporation status. The Company had income for income tax purposes of $38,400, $48,496 and $48,354 for the nine months ended September 30, 1996 and 1995 and the year ended December 31, 1995, respectively. Had the Company filed federal and state income tax returns as a regular corporation for the nine months ended September 30, 1996 and 1995 and the year ended December 31, 1995, income tax expense under the provisions of Statement of Financial Accounting Standard No. 109 would have been $20,500, $20,100 and $23,400, respectively.

                    Resort Condominiums International, Inc.

                                 (in Thousands)


10.  Pro Forma Income Tax Information (Unaudited)(continued)

     At the date of termination of the Subschapter S, the Company will be required to provide deferred income taxes on cumulative temporary differences between the financial reporting and tax reporting basis of assets and liabilities. Such deferred taxes will be provided on the cumulative temporary differences at the date of termination and the effect will be included in the determination of goodwill. If the termination had occurred at September 30, 1996, deferred tax assets would have been approximately $72,000. Significant components of deferred tax assets at September 30, 1996 would have included:

          Deferred exchange revenue.....................    $ 7,020
          Deferred subscription revenue.................     66,102
          Foreign net operating losses..................      2,779
          Other.........................................     (1,122)
                                                            -------
                                                             74,779
          Less: valuation allowance ....................     (2,779)
                                                            -------
               Net deferred tax assets..................    $72,000
                                                            =======

11. Change in Ownership

     On November 12, 1996, HFS Incorporated acquired all of the outstanding stock of the Company, its subsidiaries and affiliates for approximately $625 million. The purchase agreement provides for contingent payments of up to $200 million over the next five years.